EXHIBIT 1


                                              JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(k) under the Securities Exchange
Act of 1934, as amended, each of the persons named below agree to the joint filing of a statement on Schedule 13D, including amendments thereto, with respect to the common stock, par value $0.01 per share, of Immulogic Pharmaceutical Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by
Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                  This Joint Filing Agreement may be executed in any number of counterparts, all of which collectively shall constitute one and the same instrument.


Dated:  January 12, 2000


By:      /s/Carl C. Icahn
         Carl C. Icahn


RIVERDALE LLC

By:      /s/Carl C. Icahn
         Carl C. Icahn
Its:     Member


HIGH RIVER LIMITED PARTNERSHIP

By:      RIVERDALE LLC

Its:     General Partner

By:      /s/Carl C. Icahn
         Carl C. Icahn
Its:     Member



(Signature Page of Schedule 13D with respect to Immulogic
Pharmaceutical Corporation)






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